Master Agreement

This Master Agreement (the "Agreement"), dated effective as of December 29, 2000 (the "Effective Date"), is by and between FIRST SCIENTIFIC CORPORATION, a Delaware corporation with its principal place of business at 1877 W. 2800 South, Ogden, Utah 84401, and any existing or future subsidiary thereof (the "Company"), and PHARMULATIONS, L.C., a Utah limited liability company with its principal place of business at 3655 Mt. Ogden Drive, Ogden, Utah 84403 ("Pharmulations").

RECITALS:

A. The Company and Pharmulations have entered into that certain Consulting Agreement dated October 1, 1998, as amended and restated on December 29, 2000 (the "Consulting Agreement"), pursuant to which Pharmulations is assisting the Company in the role of chief scientific advisor and advising the Company with respect to the Company's existing products, proposals for improving such products, and regulatory testing and compliance issues for such products.

B. The parties acknowledge that new products that Pharmulations, its members or employees may from time to time after the date hereof invent will be outside of the scope and terms of the Consulting Agreement, and if the Company desires rights to such new products it is required to purchase such rights.

C. In the event of such a purchase of rights in new products, it is the parties desire that Pharmulations, its members or employees who may be the owner/inventor of such new products transfer all of its or their interest in the products in such a fashion so that the transfer is one that, where possible, could qualify under Section 1235 of the Internal Revenue Code.

D. Therefore, the parties desire to enter into this Agreement to establish common terms and conditions for the development by Pharmulations and purchase by the Company of all rights to new products, including
         (i) all modifications, improvements and enhancements thereof, whether made by the Company or Pharmulations, and (ii) the right to use, manufacture and sell such new products, which are not "Services" or "Works" as described in the Consulting Agreement and which will be implemented through individual Product Identification Agreements ("Product Identification Agreements") under this Agreement (collectively, the "Products"). This Agreement, by itself, does not implement any business transaction and does not create an obligation on either party to enter into any Product Identification Agreement or Purchase Agreement (except as required by the terms of the Product Identification Agreement).

AGREEMENTS:

1.       Product Identification Agreements.

         1.1. Product Identification Agreements and Contents. The parties may negotiate one or more Product Identification Agreements following execution of this Agreement, substantially in the form attached as Exhibit A hereto. Each Product Identification Agreement shall be signed by duly authorized representatives of both parties and shall contain at least:

               (1)      a statement of the Product(s) which are being assigned;

               (2)      a detailed written description of the Product(s) ;

               (3) a time schedule as to delivery of the Product(s) and the Company's acceptance of the Product(s);



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

               (4)      payment   provisions  that  differ  from   the  payments
                        provisions  contained  in  this  Agreement;  and

               (5) any other terms and conditions as mutually agreeable between the parties.


         1.2 Assignment and Disclosure Terms. Effective at the time a Product that is the subject to a Product Identification Agreement is accepted by the Company, pursuant to the acceptance procedure set forth in the applicable Product Identification Agreement, Pharmulations and the inventing member(s) of Pharmulations shall execute a Purchase Agreement substantially in the form of Exhibit B hereto, pursuant to which it shall assign to the Company all right, title and interest in and to the Product and the Product's formula (including without limitation all intellectual property rights therein, and all details and know-how regarding its formulation and manufacturing). Pharmulations shall also promptly disclose in good faith to the Company background concerning the Product in the Purchase Agreement. Each party shall endeavor in good faith to perform in accordance with the specific terms of each Product Identification Agreement and make a faithful effort to arrive at a successful completion and transfer of the Products described therein. Unless provided to the contrary by the Product Identification Agreement or Purchase Agreement and to the extent the formula for a Product that is the subject of a Purchase Agreement may be protected by a patent, the Company shall, at its own expense, use commercially reasonable efforts to seek to obtain a patent for such Product. In such event, Pharmulations shall assist in obtaining such a patent as reasonably requested by the Company.

         1.3   Payment  Terms.  Unless  the  Purchase   Agreement  provides  for
               different   payments   to  be   paid   by   the   Company   to
               Pharmulations, the following terms shall apply:

               1.3.1  Pharmulations   shall  be  paid  earn-out  payments
                      for each Product, in the form of a royalty of two percent (2%) of Net Sales (as defined below) received by the Company from the sale of the particular Product(s) described in the Purchase Agreement, for a period of fourteen (14) years, if a patent is obtained by the Company for the Product(s), or seven (7) years if no patent is obtained.

               1.3.2 Said royalties shall commence on the first to occur of (i) the date the Company first begins distributing such Product(s) to customers or (ii) eight (8) months after the Product is accepted by the Company; provided, however, if the Company shall determine prior to this royalty commencement date that it does not want to market such Product, then the Company shall give Pharmulations notice of such decision and no royalties, including the Minimum Royalty as defined in Section 1.3.7 below, will be due (Pharmulations will, however, retain the $5,000 transfer fee paid when the Company signs Section 7 of the Product Identification Agreement and begins the eight (8) month "Testing Period", as defined in Section 3 thereof).

                      In such event, the Company shall transfer back to Pharmulations (or, if a Purchase Agreement was not yet executed, Pharmulations shall retain) all right, title and interest in and to the Product and Product's formula (including without limitation all intellectual property rights therein, and all details and know-how regarding its formulation and manufacturing).

               1.3.3 In addition, the Company shall pay Pharmulations a transfer fee of $5,000 at the time the Company signs
                      Section 7 of the Product Identification Agreement and begins the eight (8) month Testing Period, which transfer fee shall be a credit against the first royalties due Pharmulations as described herein.

               1.3.4 "Net Sales" shall mean all amounts actually received by the Company from the distribution and sale of such Product(s), less discounts, allowances and returns.

               1.3.5 The Company shall pay to Pharmulations, within 45 days after the end of each calendar quarter during the term of this Agreement, the aggregate royalties for all Net Sales amounts received during that quarter.

               1.3.6 The Company's quarterly payment shall be accompanied by a report setting forth the calculation of royalties due.


               1.3.7 During the applicable royalty payment period described in Section 1.3.1, the Company shall pay royalties at an annual minimum rate of $50,000 per Product (the "Minimum Royalty") payable in four (4) equal quarterly payments within 45 days after the end of each calendar quarter during the term of this Agreement, subject to offset for payments made in previous quarters of such annual period, so long asthe $50,000 annual minimum is met. However, the Company may annually determine that the market or revenue for a particular Product does not warrant exclusive rights and the attendant Minimum Royalty. In such event, the Company shall notify Pharmulations in writing of its determination at least 60 days before the end of any annual period. If the Company has not paid Pharmulations at least $100,000 in total royalty payments (including Minimum Royalties) at the time of such notice, the notice shall be accompanied by a payment equal to the difference between the royalties previously paid and the amount of $100,000. At end of the annual period in which such notice is given, the Company shall transfer all right, title and interest in and to the Product and
                      Product's formula (including without limitation all intellectual property rights therein, and all details
                      and   know-how    regarding   its    formulation    and
                      manufacturing) back to Pharmulations, and Pharmulations shall concurrently grant back to the Company, if the Company so requests, a non-exclusive, perpetual, worldwide license to use, manufacture, modify, market, promote, distribute and sell such Product, subject to the royalty payment provisions of this Section 1.3, except that the royalty rate shall thereafter be three percent (3%) of Net Sales and a reduced minimum royalty of $6,000 per year (the "Reduced Minimum Royalty") shall apply. In the event the Company does not pay the Reduced Minimum
                      Royalty, then Pharmulations may terminate the non-exclusive license upon 30 days prior written notice and opportunity to cure the default. The Company may also terminate the non-exclusive license at any time, with or without cause, upon at least 90 days' prior written
                      notice.  The  covenant  not  to  compete   provisions  of
                      Section 7 of the Consulting Agreement shall, following a transfer back of the interest in the Product to Pharmulations, whether or not a non-exclusive license is given, be inapplicable and Pharmulations shall be free to use, manufacture, modify, market, promote distribute and sell such Product and formula. The three percent (3%) royalty and Reduced Minimum Royalty shall apply for a period of the greater of ten (10) years from the date the non-exclusive license was first granted to the Company or the period described in Section 1.3.1, above; after such period, the non-exclusive license for such Product shall be deemed fully paid-up.


               1.3.8 Pharmulations and its agents shall have a right, upon at least 10 days' prior written notice, to audit the books and records of the Company to verify Net Sales. In the event such audit shall result in an increase of Net Sales during the audited period of more than 5%, the Company shall pay the reasonable costs of such audit. Such audit right shall not be exercised more than once per year. Audits shall be conducted in a manner that is not unduly disruptive of the Company's business.


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


         1.4 Expenses. Except as provided herein or in a Purchase Agreement or Product Identification Agreement, each party shall bear all of its own expenses arising from its performance under this Agreement, the Purchase Agreements and Product Identification Agreements.


         1.5 Warranties and Indemnification. With respect to each Product, unless otherwise specifically provided in the Purchase Agreement, Pharmulations represents, warrants and covenants that as of the time of executing the Purchase Agreement that: (i) it has not previously conveyed or transferred any interest in the Product and to the best of its knowledge is the owner and original creator of the Products, formulations and other work delivered pursuant to each Purchase Agreement; (ii) that such Products, formulations and other work are, to Pharmulations' best knowledge, free from any third party liens, claims and encumbrances and, to Pharmulations' best knowledge, do not and will not infringe any third party patent, trade secret or copyright rights; and (iii) it has the right and power to enter into this Agreement and each Purchase Agreement and to grant the Company the rights granted in this Agreement and in the Purchase Agreements.


2. Intellectual Property Ownership, Confidentiality and Covenant Not to Compete. Except as may be otherwise specifically provided herein or in a Purchase Agreement, the ownership and confidentiality terms of Sections 3 and 4 of the Consulting Agreement shall apply to the Product concerning such Product made by it pursuant to any Purchase Agreement. If the Company fails to accept a Product delivered to it under a Product Identification Agreement, the parties agree that all rights in such Product and formula for such Product shall remain with Pharmulations and such Product shall thereafter not be treated as a "Work" under the Consulting Agreement, but shall be a Product owned by Pharmulations and excluded from Pharmulations' covenant not to compete as set forth in the Consulting Agreement. If the Company accepts a Product, the covenant not to compete provisions shall apply with respect thereto.

3.       Term and Termination.

         3.1.  Term and  Termination.  It is the  intent  of the  parties  that this Agreement shall be concurrent with the term of the Consulting Agreement and shall not be used after at the time the Consulting Agreement is terminated or expires. Additionally, either party may terminate the use of this Agreement or terminate a Product Identification Agreement if the other party respectively breaches any material term of this Agreement or of the Product Identification Agreement and fails to correct such breach within 30 days following written notice thereof from the non-breaching party. The Product Identification Agreements and Purchase Agreement may also contain terms related to termination thereof.


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


         3.2. Effect of Termination. The terms of this Agreement as to any Product Identification Agreement and any executed Purchase Agreements shall survive termination of this Agreement and shall remain in full force and effect. Additionally, any Product Identification Agreements that have not matured into a Purchase Agreement shall remain in effect, and the parties agree to use good faith efforts to complete the Products thereunder in accordance with this Agreement and the Product Identification
               Agreement, including but not limited to the execution of a Purchase Agreement therefor, unless either party elects to terminate such Product Identification Agreement as provided for above. If a Product Identification Agreement is so terminated, Pharmulations shall retain all rights in the Product(s) and such Product(s) shall be excluded from Pharmulations' covenant not to compete.

4.       Miscellaneous.

         4.1.  Governing  Law.  This   Agreement  is  governed   by   Utah   law
               (excluding conflicts of laws provisions). The parties consent to the exclusive jurisdiction and venue of Utah state and federal courts in any action arising out of this Agreement. If a dispute shall arise concerning this agreement, the prevailing party shall be entitled to recover from the non-prevailing party all attorneys' fees and costs incurred by the prevailing party in connection with such dispute, regardless of whether such dispute results in the filing of a lawsuit.

         4.2. Entire Agreement; Controlling Documents; Amendment; Waiver. This Agreement, together with the Purchase Agreements, Product Identification Agreements and Consulting Agreement (as amended), constitutes the entire agreement of the parties regarding the subject matter hereof. The terms of Sections 3, 4, 8, 9, and 10 of the Consulting Agreement are hereby incorporated herein by reference. In the event of any conflict between this Agreement (including the Purchase Agreements and Product Identification Agreements hereunder) and the Consulting Agreement, this Agreement and the Purchase Agreements and Product Identification Agreements shall be controlling. A Purchase Agreement shall control in the event of a conflict between the terms of such
               Agreement and this Agreement or the applicable Product Identification Agreement, and a Product Identification Agreement shall be controlling in the event of a conflict between it and this Agreement. Except as otherwise specifically provided herein, this Agreement may be modified only in a written document signed by the party sought to be bound. No waiver of any default by the other party or the breach by the other party of its obligations to perform hereunder shall be deemed a waiver of any future or other defaults or breaches, even if of the same nature.

         4.3. Severability. If any term of this Agreement is deemed invalid or unenforceable by a court, the court shall modify such term to the minimum extent necessary to make it valid and enforceable. If the term cannot be so modified, it shall be severed and the remainder of this agreement shall remain in full force and effect.

         4.4. Injunctive Relief. Pharmulations acknowledges and agrees that the Confidential or Proprietary Information revealed to it are extremely sensitive and vital to the business of the Company and, therefore, that the remedy at law for any breach of its covenants made in this Agreement, including the covenants not to compete or solicit and the covenant of confidentiality, shall be inadequate and that the Company shall be entitled to injunctive relief, in addition to any other remedy it might have, including damages and the right to recover reasonable attorneys' fees, if it becomes necessary for the Company to enforce its rights under this Agreement, without the necessity of posting bond.

         4.5. Assignment; Binding Effect. In the event the Company assigns or grants a license in the rights to manufacture and sell Products created and sold to the Company pursuant to a Purchase Agreement, then Net Sales with respect to such Product shall also include all Net Sales received by such assignee and any other manufacturer of such Product. Neither this Agreement nor any of the rights or obligations of Pharmulations arising under this Agreement may be assigned or transferred without the Company's prior written consent, except that Pharmulations may assign any of its rights to payments under a Purchase Agreement. This Agreement is for the benefit of and will be binding upon the parties and their respective representatives, successors and permitted assignees.



First Scientific Corporation                Pharmulations, L.C.

By:____________________________________     By:_________________________________

Title:_________________________________     Title:______________________________

Date:___________________________________    Date:_______________________________

                                    EXHIBIT A

                      Product Identification Agreement #__

This Product Identification Agreement (the "Agreement"), dated ____________, 20__ (the "Effective Date"), is by and between FIRST SCIENTIFIC CORPORATION, a Delaware corporation with its principal place of business at 1877 W. 2800 South, Ogden, Utah 84401, and any existing or future subsidiary thereof (the "Company"), and PHARMULATIONS, L.C., a Utah limited liability company with its principal place of business at 3655 Mt. Ogden Drive, Ogden, Utah 84403 ("Pharmulations").

RECITALS:

The Company and Pharmulations have entered into a certain Master Agreement dated December 28, 2000 (the "Master Agreement"), which agreement establishes common terms and conditions that could be used for the identification and purchase of new products for the Company which will be implemented through this Product Identification Agreement.

AGREEMENTS:

1. The product that is the subject of this Agreement is referred to as the "___________" (the "Product").

2.       The following is a detailed description of the Product characteristics:
         [insert]


3. The Product will be delivered to the Company for testing on or about ___________. The Company may also review the Product and Pharmulations' work on the Product from time to time during the development process as it may reasonably request. Upon receipt of what Pharmulations believes to be the final version of the Product, the Company shall, if it is then interested in marketing and testing the Product, immediately accept the Product by executing paragraph 7, below and the Company will then have a period of up to 8 months (the "Testing Period") in which to test the Product (including product safety, effectiveness, and marketability, etc.) and determine whether it wishes to market the Product. Upon the Company's acceptance of the Product, the parties shall sign a Purchase Agreement in the form of Exhibit B. The Company shall notify Pharmulations in writing at or before the end of the Testing Period whether the Company will market the Product or if the Product is unacceptable, supplying a detailed description of the reasons for any finding of unacceptability. If the parties agree that further modification of the Product may resolve the problems leading to lack of acceptance, they shall negotiate in good faith to mutually agree upon a process and time line for Pharmulations to modify and resubmit the Product to the Company. If the Company finally deems the Product unacceptable for marketing, the Company shall transfer back to Pharmulations (or if the transfer to the Company has not occurred, Pharmulations shall retain) all right, title and interest in and to the Product, free and clear of any claim of the Company.


4. The Purchase Agreement for the Product will contain no royalty payment terms that differ from the Master Agreement, except as follows: [insert if any]. Any modification of such payment terms in the final Purchase Agreement shall require the approval of both parties.

5. Pharmulations shall give the Company the first right to review, accept and purchase the Product, pursuant to the terms set forth in the Master Agreement. Pharmulations shall and shall cause Edward Walker, the inventor of the Product, to take such additional and further reasonable action as the Company deems advisable to further document this transfer, including but not limited to the delivery of the details of the Product's formula.

6. There are no additional terms of agreement between the parties except as follows: [insert]. The terms of the Master Agreement are incorporated herein by reference, to the extent not otherwise in conflict with the terms of this Product Identification Agreement.


First Scientific Corporation           Pharmulations, L.C.

By                                     By
  ----------------------------           ---------------------------------------

Title                                  Title
     -------------------------              ------------------------------------

Date                                   Date
    --------------------------             -------------------------------------



7. By signing below the parties acknowledge that: (i) Pharmulations has submitted what it believes is the final Product, (ii) the Company has accepted the Product, (iii) the Company is moving forward with the eight (8) month Testing Period of the Product described in this Product Identification Agreement and delivered by Pharmulations, and (iv) Pharmulations is due the $5,000 transfer fee, payable within 30 days of signing below.


First Scientific Corporation           Pharmulations, L.C.

By                                     By
  ----------------------------           ---------------------------------------

Title                                  Title
     -------------------------              ------------------------------------

Date                                   Date
    --------------------------             -------------------------------------

                                    EXHIBIT B

                             Purchase Agreement #__

This Purchase Agreement (the "Agreement"), dated ____________, 20__ (the "Effective Date"), is by and between FIRST SCIENTIFIC CORPORATION, a Delaware corporation with its principal place of business at 1877 W. 2800 South, Ogden, Utah 84401, and any existing or future subsidiary thereof (the "Company"), and PHARMULATIONS, L.C., a Utah limited liability company with its principal place of business at 3655 Mt. Ogden Drive, Ogden, Utah 84403 ("Pharmulations").

RECITALS:

A. The Company and Pharmulations have entered into a certain Master Agreement dated December 28, 2000 (the "Master Agreement"), which agreement establishes common terms and conditions that could be used for the development and purchase of new products for the Company.

B. The Company and Pharmulations have entered into a Product Identification Agreement #__, dated ___________, 20__ (the "Product Identification Agreement"), pursuant to which Pharmulations has developed and the Company has accepted the Product, as defined and described in the Product Identification Agreement.

AGREEMENTS:

1. The product being purchased hereunder is referred to as the "_________" (the "Product").

2.       The following is a detailed description of the Product characteristics:
         [insert]

3.       The Product is hereby accepted by the Company.

4. There are no royalty payment terms that differ from the Master Agreement, except as follows: [insert if any].

5. Pharmulations hereby transfers and conveys to the Company all right, title and interest in and to the Product and the Product's formula (including without limitation all intellectual property rights therein, and all details and know-how regarding its formulation and manufacturing). Pharmulations shall and shall cause Edward Walker, the inventor of the Product, to take such additional and further reasonable action as the Company deems advisable to further document this transfer, including but not limited to the delivery of the details of the Product's formula and execution of any documents necessary or appropriate in order to transfer patents or other intellectual property rights in the Product.

6. There are no additional terms of agreement between the parties, except as follows: [insert if any]. The terms of the Master Agreement and Product Identification Agreement are incorporated herein by reference, to the extent not otherwise in conflict with the terms of this Agreement.

First Scientific Corporation           Pharmulations, L.C.

By                                     By
  ----------------------------           ---------------------------------------

Title                                  Title
     -------------------------               -----------------------------------

     Date                                    Date
         ---------------------                   -------------------------------